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                                     FORM OF
                               AMENDMENT AGREEMENT

         Amendment AGREEMENT, effective as of November 30, 2001, by and between Aetna Life Insurance and Annuity Company, a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

         WHEREAS the Administrator and Investors Bank entered into a Sub-Administration Agreement dated August 11, 1997 (the "Sub-Administration Agreement"); and

         WHEREAS, the Administrator and Investors Bank desire to amend the Sub-Administration Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.
         -----------

(a) Section 1 of the Sub-Administration Agreement is hereby amended by deleting such Section 1 in its entirety and inserting in lieu thereof the following:

         "Appointment. The Administrator hereby appoints Investors Bank to act
         -------------
         as sub-administrator of each of the portfolios of Portfolio Partners, Inc. listed on Appendix A hereto (the "Company"), on the terms set forth in this Agreement. Investors Bank accepts such appointment and agrees to render the services herein set forth for the compensation as agreed to from time to time in writing between the parties."

(b) Paragraph 5(a) of the Sub-Administration Agreement is hereby amended by deleting Paragraph 5(a) in its entirety and inserting in lieu thereof the following:

         "(a) For the services to be rendered and the facilities to be furnished by Investors Bank, as provided for in this Agreement, the Administrator will compensate Investors Bank as may be agreed in writing between the parties. Such fees do not include out-of-pocket disbursements (as may be agreed in writing between the parties or other expenses with the prior approval of the Administrator) of Investors Bank for which Investors Bank shall be entitled to bill separately and for which the Administrator shall reimburse Investors Bank."

(c) Appendix A to the Sub-Administration Agreement is hereby amended by deleting
    ----------
such Appendix A in its entirety and replacing it with Appendix A attached hereto
     ----------
as Exhibit I.

2.       Miscellaneous.
         --------------
         (a) Except as amended hereby, the Sub-Administration Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]
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         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                       INVESTORS BANK & TRUST COMPANY


                                       By:  ________________________________

                                       Name:  ______________________________

                                       Title:  _____________________________


                                       PORTFOLIO PARTNERS, INC.


                                       By:  ________________________________

                                       Name:  ______________________________

                                       Title:  _____________________________



                                       AETNA LIFE INSURANCE AND ANNUITY COMPANY


                                       By:  ________________________________

                                       Name:  ______________________________

                                       Title:  _____________________________


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                                                                       EXHIBIT I

                                   Appendix A

                                Part I Portfolios
                                -----------------

                         MFS Emerging Equities Portfolio

                          MFS Research Growth Portfolio

                           MFS Value Equity Portfolio

                     Scudder International Growth Portfolio

                      T. Rowe Price Growth Equity Portfolio

                               Part II Portfolios
                               ------------------

                     Goldman Sachs Capital Growth Portfolio

                       Salomon Brothers Capital Portfolio

                         OpCap Balanced Value Portfolio

                   Brinson Tactical Asset Allocation Portfolio

                          DSI Enhanced Index Portfolio

                   Salomon Brothers Investors Value Portfolio

                             Alger Growth Portfolio

                      Alger Aggressive Growth Portfolio